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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44183) of MHI Group, Inc. of our report dated June 16, 1995 appearing on page 9 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, as of and for the two years ended April 30, 1995, which appears on page F-2 of this Form 10-K.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Tampa, Florida
July 13, 1995



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